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                                                                   Exhibit 10.56

                                 STOCK AGREEMENT
                                  by and among
                           SAVANAH LIMITED PARTNERSHIP
                   a District of Columbia Limited Partnership
                               as Stock Purchaser

                                       and

                        STARWOOD HOTELS & RESORTS TRUST,
                     a Maryland real estate investment trust

                                       and

                   STARWOOD HOTELS & RESORTS WORLDWIDE, INC.,
                             a Maryland corporation,

                          Dated as of January 15, 1998
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                                 STOCK AGREEMENT

                  THIS STOCK AGREEMENT (this "Agreement") is entered into as of January 15, 1998 (the "Closing Date") by and between SAVANAH LIMITED PARTNERSHIP, a District of Columbia limited partnership, ("Stock Purchaser"), STARWOOD HOTELS & RESORTS TRUST, a Maryland real estate investment trust (the "Trust"), and STARWOOD HOTELS & RESORTS WORLDWIDE, INC., a Maryland corporation (the "Corporation", and, with the Trust, "Starwood Lodging").

                                 R E C I T A L S

                  A. Stock Purchaser has agreed to acquire from Starwood Lodging, and Starwood Lodging has agreed to issue and deliver to Stock Purchaser, Paired Shares in partial consideration for certain assets owned by Stock Purchaser.

                  B. The parties desire to enter into this Agreement in order to set forth certain terms and conditions under which the Paired Shares are to be issued to and held by Stock Purchaser.

                                A G R E E M E N T

         NOW, THEREFORE, in consideration of the foregoing and the mutual promises and agreements contained in this Agreement and for other good and valuable consideration, the receipt and adequacy of which are hereby mutually acknowledged, Starwood Lodging and Stock Purchaser agree as follows:

                                    SECTION 1
                                   DEFINITIONS

         1.1      Defined Terms.

                  "Accredited Investor" shall have the meaning ascribed to that term in Rule 501 promulgated by the SEC under the Securities Act.

                  "Affiliate" shall mean, with respect to any Person, any other Person that controls, is controlled by or is under common control with such first Person.

                  "Applicable Percentage" shall mean: (a) if Starwood Lodging delivers Registered Shares to Stock Purchaser pursuant to Section 2.1 hereof, 100% and (b) if Starwood Lodging delivers Unregistered Shares pursuant to
Section 2.1 hereof, 91.95%.

                  "Business Day" shall mean any day on which the New York Stock Exchange is open for business.

                  "Closing Date" shall mean the date hereof.

                  "Equity Value" shall mean One Hundred Fifty-Two Million Six Hundred Thirty-Seven Thousand Dollars ($152,637,000), divided by the Applicable Percentage, rounded to the nearest whole number.

                  "ITT Closing" shall have the meaning set forth in the Registration Rights Agreement.

                  "Joinder Agreement" means an agreement to be bound by this Agreement in the form of Attachment A hereto.

                  "LIBOR" means the average of the interbank offered rates for three-month dollar


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deposits in the London market based on quotations at five (5) major banks, as published from time to time in The Wall Street Journal. If The Wall Street Journal ceases to publish such a compilation of interbank offered rates, or if The Wall Street Journal ceases to be published, then Starwood Lodging shall propose a substitute method of determining the interest rate generally known as the three-month LIBOR rate, which method, absent manifest error, shall be binding on all holders of the Subject Shares and Starwood.

                  "Lock Price" shall mean $53.75 per Paired Share if the Closing Date occurs on or before the 60th day after seven Business Days after January 15, 1998 (or thereafter because of a default by the Trust or the Corporation), and the Market Price as of the Closing Date if the Closing Date occurs thereafter for any reason other than a default by the Trust or the Corporation provided, however, that in the event that, at any time during the period between December 30, 1997 and the Settlement Date, the Corporation or the Trust effects any reclassification, stock split or stock dividend with respect to their stock, any change or conversion of stock into other securities, or any other dividend or distribution with respect to the Paired Shares, other than (i) dividends contemplated by the Starwood Lodging Disclosure in effect as of December 30, 1997, or (ii) dividends in the aggregate not to exceed the greater of (a) the current rate (as of December 30, 1997) of their dividends (together with any increases in such rate in the ordinary course) and (b) the Trust's "real estate investment taxable income" (as such term is defined for purposes of the Internal Revenue Code) without regard to any net capital gains or the deduction for dividends paid, appropriate and proportionate adjustments shall be made to the Lock Price.

                  "Market Price" shall mean, as of any date, the average closing prices of the Paired Shares on the New York Stock Exchange during the ten consecutive Business Days immediately preceding such date.

                  "Open Market Sale" means one or more sales of Stock Agreements Shares (including "short sales" initiated with the intention of delivering Stock Agreements Shares) made or proposed to be made by placing one or more sale orders or offers to sell with one or more securities brokers or dealers with a view toward the consummation of one or more sale transactions that are required to be, or that actually are, reported to the New York Stock Exchange or the National Association of Securities Dealers.

                  "Orderly Market Disposition" means the sale of Stock Agreements Shares by placing one or more sell orders with one or more securities brokers or dealers with a view toward the disposition in the market of such Stock Agreements Shares.

                  "Other Stock Agreements" shall mean, collectively, (i) that certain Stock Agreement, dated as of January 15, 1998, among New Remington Partners, as stock purchaser, and Starwood Lodging, (ii) that certain Stock Agreement, dated as of January 15, 1998, among N.Y. Overnight Partners, L.P., as stock purchaser, and Starwood Lodging, and (iii) that certain Stock Agreement, dated as of January 15, 1998, among D.C. Overnight Partners, L.P., as stock purchaser, and Starwood Lodging.

                  "Paired Shares" shall mean one share of beneficial interest, par value $.01 per share, of the Trust, and one share of common stock, par value $.01 per share, of the Corporation that are subject to the Pairing Agreement. For purposes of calculating the number of Paired Shares to be delivered hereunder, each pair of the shares of the stock of the Trust and the Corporation shall be considered one share.

                  "Pairing Agreement" shall mean the Pairing Agreement dated as of June 25, 1980, as amended, between the Trust and the Corporation providing, in relevant part, for the pairing of all outstanding shares of the Corporation and the Trust.

                  "Payment Rights" shall have the meaning set forth in Section 5 hereof.

                  "Person" shall have the meaning set forth in the Registration Rights Agreement.

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                  "Proposed Disposition Shares" shall have the meaning set forth in Section 3 hereof.

                  "Put Price" and "Put Right" shall have the meaning set forth in Section 2.4 hereof.

                  "Registered Shares" means Subject Shares the issuance of which to Stock Purchaser has been registered under the Securities Act.

                  "Registration Rights Agreement" means the Registration Rights Agreement by and among Stock Purchaser, the Trust and the Corporation in the form of Attachment B hereto.

                  "Registration Statement" shall have the meaning set forth in the Registration Rights Agreement.

                  "Required Effectiveness Date" shall have the meaning set forth in the Registration Rights Agreement.

                  "Response Date" shall have the meaning set forth in Section 3 hereof.

                  "Restricted Group" shall mean two (2) or more Restricted Holders acting in concert or under common direction.

                  "Restricted Holder" shall mean Stock Purchaser and any other Person who shall have acquired any Stock Agreements Shares in a Transfer not constituting an Open Market Sale. A Restricted Holder shall not include any Person who shall have acquired any Stock Agreements Shares in a Transfer not constituting an Open Market Sale if such Transfer occurs after the first Open Market Sale of such Stock Agreements Shares.

                  "Sale Notice" shall have the meaning set forth in Section 3 hereof.

                  "SEC" shall mean the United States Securities and Exchange Commission.

                  "SEC Documents" means all documents required to have been filed by the Trust or the Corporation with the SEC since January 1, 1996 and through the date hereof.

                  "Securities Act" shall mean the Securities Act of 1933, as amended.

                  "Settlement Date" shall mean, if Starwood Lodging shall deliver Unregistered Shares pursuant to Section 2.1 hereof, the date on which Starwood Lodging or its counsel shall notify Stock Purchaser that (i) the Registration Statement has been declared effective by the SEC, (ii) that the Subject Shares have been registered, on the terms and subject to the provisions of the Registration Rights Agreement, for Transfer by the selling shareholders named therein in Open Market Sales and in such other manner as is provided in the Registration Statement, and (iii) that Starwood Lodging has completed all deliveries and other actions required to enable trading of the Subject Shares on the New York Stock Exchange; provided, however, that if such notice is given later than 1:00 PM Eastern Time, the Settlement Date shall be deemed for all purposes to occur on the Business Day following the date of such notice.

                  "Starwood Lodging Disclosure" shall mean, collectively, the Form S-3 filed by the Corporation and the Trust with the SEC on November 12, 1997, and the Form S-4 filed by the Corporation and the Trust with the SEC on November 20, 1997, as the same has been or may hereafter be amended by any filing with the SEC made by the Trust or the Corporation.


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                  "Stock Agreements Shares" shall mean the aggregate of the
Subject Shares and the other Paired Shares delivered pursuant to the Other Stock Agreements.

                  "Stock Purchaser Affiliates" shall have the meaning set forth in Section 6.1 hereof.

                  "Subject Shares" means the 3,088,372 Paired Shares delivered by Starwood Lodging pursuant to Section 2.1 hereof.

                  "Transfer" shall have the meaning set forth in the Registration Rights Agreement.

                  "Transfer Agent" shall mean the transfer agent for the Paired Shares.

                  "Unregistered Shares" means Subject Shares the issuance of which to Stock Purchaser has not been registered under the Securities Act.

                  1.2 Other Definitional Provisions. The terms "hereof," "hereto," "hereunder" and similar terms when used in this Agreement shall refer to this Agreement generally, rather than to the section in which such term is used, unless otherwise specifically provided. Unless the context otherwise requires, any defined term used in the plural shall refer to all members of the relevant class, and any defined term used in the singular shall refer to any one or more of the members of the relevant class.

                                   SECTION 2
                          CALCULATION OF SUBJECT SHARES

                  2.1 Calculation of Subject Shares. Starwood Lodging shall deliver to Stock Purchaser on the Closing Date Paired Shares in an amount equal to the Equity Value divided by the Lock Price. Starwood Lodging shall have the option to deliver Registered Shares or Unregistered Shares on the Closing Date.

                   2.2 Delivery Requirements for Paired Shares. The Paired Shares to be delivered hereunder shall be properly endorsed and certificated Paired Shares in the amount required to be delivered in accordance with the provisions of this Agreement. If Registered Shares are delivered, such shares shall be unlegended and fully and freely transferable without any consent of, registration with or notice to any Person (except as provided for in Sections 3 and 4 hereof and in the Pairing Agreement). If Unregistered Shares are issued, each certificate evidencing Subject Shares shall be stamped or otherwise imprinted with a legend in substantially the following form (and no other restrictive legends):

                  THE SHARES EVIDENCED BY THIS CERTIFICATE HAVE
                  NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF
                  1933, AS AMENDED (THE "ACT"), AND MAY NOT BE SOLD OR TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN EXEMPTION FROM REGISTRATION UNDER SUCH ACT. THE SALE, PLEDGE OR OTHER TRANSFER OF THIS CERTIFICATE OR THE SHARES EVIDENCED HEREBY IS SUBJECT TO THE TERMS OF A REGISTRATION RIGHTS AGREEMENT DATED AS OF JANUARY 15, 1998 BETWEEN THE ISSUER AND THE HOLDER HEREOF.

There shall be no legend on the Paired Shares reflecting the restrictions in Sections 3 or 4 hereof.


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                  2.3 Other Deliveries. Concurrently with the delivery of the
Paired Shares, Starwood Lodging shall deliver to Stock Purchaser any statements, such as a transfer or conveyance tax forms or returns required by applicable federal or New York law to be executed by Starwood Lodging, as may reasonably be requested by Stock Purchaser in order to effect the delivery of the Subject Shares to Stock Purchaser.

                  2.4      Registration Rights and Requirements.

                  (a) If Starwood Lodging delivers Unregistered Shares pursuant to Section 2.1 hereof, Stock Purchaser and Starwood Lodging shall on the Closing Date execute and deliver to each other the Registration Rights Agreement and the parties thereto shall perform their respective obligations thereunder. If Starwood Lodging delivers Registered Shares pursuant to Section 2.1 hereof, the Registration Rights Agreement shall not be executed or delivered and none of the parties shall have any obligations thereunder.

                  (b) If Starwood Lodging delivers Unregistered Shares pursuant to Section 2.1 hereof, and if the Settlement Date shall not have occurred on or before the seventh Business Day after the Required Effectiveness Date, Starwood Lodging shall pay to each Restricted Holder, on the Settlement Date, an amount equal to the "Interest Factor." For each Restricted Holder, the "Interest Factor" shall be an amount equal to the product of (i) LIBOR plus 2% per annum for each day after the seventh Business Day after the Required Effectiveness Date to and including the earlier of the Settlement Date or the date that is 60 days after the Required Effectiveness Date, multiplied by (ii) the Market Price multiplied by the number of Subject Shares held by such Restricted Holder on the date of such payment.

                  (c) In the event that the Settlement Date shall not have occurred by the date that is 60 days after the Required Effectiveness Date, each Person who is a Restricted Holder as of such date shall have the non-transferrable right (its "Put Right"), exercisable at any one time for each such Restricted Holder after such 60th day and through the earlier to occur of
(i) the Settlement Date, and (ii) the day immediately prior to the first anniversary of the Closing, to "put" some or all of the Subject Shares held by such Restricted Holder to Starwood Lodging for an amount per share equal to the Put Price; provided, however, that the Put Right shall not be exercisable by any Restricted Holder for a number of Subject Shares that is less than the lesser of
(i) 100,000, or (ii) the number of Subject Shares then held by such Restricted Holder. Such right shall be exercised by such Restricted Holder giving Starwood Lodging notice of its election to exercise its Put Right and the number of Subject Shares to be purchased by Starwood, whereupon Starwood Lodging shall purchase such shares at 9:00 a.m. (Eastern Time) on the second Business Day following its receipt of such notice, with payment to be delivered (against delivery to Starwood Lodging of such shares free of all rights of other Persons) on the third Business Day thereafter in cash or immediately available funds to such account as such Restricted Holder may designate in such notice. The Put Price shall be the Market Price determined as of the date such notice is given. Starwood Lodging shall have the right to satisfy its obligations under the Put Rights by designating another Person as the purchaser of such shares, and such obligations shall be deemed satisfied upon such other Person's purchase of such shares for the Put Price and at the time and in the manner set forth herein. Such designation shall not affect Starwood's obligation to pay the Interest Factor as provided herein.

                  (d) The Interest Factor and the right of each Restricted Holder to receive the Put Price in the event it elects to exercise its Put Right shall be each Restricted Holder's sole and exclusive monetary remedies arising from Starwood's failure to cause the Settlement Date to occur on or before the seventh Business Day after the Required Effectiveness Date and shall be deemed liquidated damages in respect of such failure; and each Restricted Holder shall be


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deemed to have waived its other monetary remedies. However, from and after the seventh Business Day after the Required Effectiveness Date, each Holder shall at all times have such equitable remedies as may be available under applicable law.

                                    SECTION 3
                  NOTICE PROCEDURES REGARDING OPEN MARKET SALE
                           OF STOCK AGREEMENTS SHARES

                  3.1 If, at any time any Restricted Holder or Restricted Group elects to Transfer, in an Open Market Sale, more than 100,000 Stock Agreements Shares on any single Business Day (300,000 Stock Agreements Shares from and after the first Business Day after the ITT Closing), prior to executing such Transfer the designated representative of such Restricted Holder or Restricted Group shall provide Starwood's representative, the Chief Financial Officer of the Trust (or any successor representative identified by a notice given hereunder), with telephonic notice at (602) 852-3900 along with a confirmation of such notice by telefacsimile to Starwood Lodging and Starwood's additional addressees as provided in Section 7.1 hereof. Such notice (the "Sale Notice") shall indicate the number of Stock Agreements Shares which such Restricted Holder or Restricted Group has determined to Transfer in an Open Market Sale (the "Proposed Disposition Shares") on such day or days and shall comply with
Section 3.5 hereof (if applicable). Such notice shall be deemed given on the Business Day the telephonic notice described above is given so long as such notice is given by 5:00 P.M., Eastern time, on such day; if given after that time, it shall be deemed given on the next Business Day. In the event that, at any time while this Section 3.1 is in effect, the Corporation or the Trust effects any reclassification, stock split or stock dividend with respect to their stock, any change or conversion of stock into other securities, or any other dividend or distribution with respect to the Paired Shares, other than (i) dividends contemplated by the Starwood Lodging Disclosure as in effect on December 30, 1997, or (ii) dividends in the aggregate not to exceed the greater of (a) the current rate (as of December 30, 1997) of their dividends (together with any increases in such rate in the ordinary course) and (b) the Trust's "real estate investment taxable income" (as such term is defined for purposes of the Internal Revenue Code) without regard to any net capital gains or the deduction for dividends paid, appropriate and proportionate adjustments shall be made to the numbers of Stock Agreements Shares set forth in the first sentence of this Section 3.1.

                  3.2 No later than noon, Eastern time, on the second Business Day after the Sale Notice is given as described above, Starwood Lodging may provide the representative(s) of such Restricted Holder or Restricted Group with telephonic notice, along with a confirmation of such notice to such representatives by telefacsimile, that Starwood Lodging is irrevocably offering to purchase or place all of the Proposed Disposition Shares at a price per share equal to the average of the closing prices on the New York Stock Exchange on the first and second Business Days following the giving of the Sale Notice. Such notice shall be given as provided in Section 3.5 hereof. It shall be a condition to such notice and the consummation of such transaction that such transaction not constitute a violation of Regulation M promulgated by the SEC. If Starwood Lodging fails to make such an offer within such period, it shall have no further rights under this Section 3 with respect to any Orderly Market Disposition by such Restricted Holder or Restricted Group of Stock Agreements Shares up to the amount of the Proposed Disposition Shares that is commenced not later than the seventh Business Day after the Sale Notice is given.

                  3.3 If Starwood Lodging duly makes such an offer, such Restricted Holder or Restricted Group shall elect by telephonic notice to Starwood's representative delivered and confirmed as described above, given by 8:30 a.m. (Eastern Time) on the Business Day following

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receipt of Starwood's offer (such day is referred to herein as the "Response
Date"), in their sole and absolute discretion, to either (i) proceed with such proposed disposition, in which instance Starwood Lodging shall purchase or place the Proposed Disposition Shares at 9:00 a.m. (Eastern Time), on the Response Date, with payment to be delivered (against delivery to Starwood Lodging of the Proposed Disposition Shares free of all rights of other Persons) on the third Business Day after the Response Date in cash or immediately available funds to such account as such Restricted Holder may designate by notice to Starwood, or
(ii) not to proceed with such proposed disposition, in which instance the Sale Notice shall be withdrawn and such Restricted Holder shall continue to hold the Proposed Disposition Shares subject to the terms of this Section 3 (to the extent applicable). If such Restricted Holder shall fail to so elect by 8:30 a.m. (Eastern Time) on the Response Date, it shall irrevocably be deemed to have elected not to proceed with such proposed disposition.

                  3.4 On the first anniversary of the Settlement Date, the provisions of this Section 3 shall automatically lapse and be of no further force or effect with respect to each Restricted Holder that holds less than 500,000 Stock Agreements Shares (except (i) to the extent that such Restricted Holder acts on or after such date as a member of a Restricted Group that holds in the aggregate 500,000 or more Stock Agreements Shares, and (ii) to the extent such Restricted Holder, either alone or as a member of a Restricted Group, has given or was required to have given Starwood Lodging a Sale Notice prior to such date and as to which the procedures in this Section 3 have not been fully performed).

                  3.5 Any notice given by Starwood Lodging pursuant to Section
3.2 hereof to Stock Purchaser shall be given telephonically to Mansor Dalaan at
(310) 229-2929 and by telefacsimile to (310) 229-2927, or to such other telephone and telefacsimile numbers as may be set forth for such purpose in the Sale Notice. Any notice given by Starwood Lodging pursuant to Section 3.2 hereof to any other Restricted Holder or Restricted Group shall be given to the telephone and telefacsimile numbers as may be set forth for such purpose in the Sale Notice, and no Sale Notice from a Restricted Holder other than Stock Purchaser or from any Restricted Group shall be deemed properly given in accordance with Section 3.1 unless such numbers are set forth in such Sale Notice.

                  3.6 Time is of the essence in the performance by the parties of their obligations under this Section 3.


                                   SECTION 4
           TRANSFERS NOT CONSTITUTING AN OPEN MARKET SALE; SHORT SALES

                  4.1 Each Restricted Holder covenants and agrees that, as a condition to any Transfer by a such Restricted Holder of Subject Shares in a transaction that does not constitute an Open Market Sale, such Restricted Holder will obtain and deliver to Starwood Lodging a Joinder Agreement duly executed by the transferee or the intended transferee; and any purported Transfer of Subject Shares made in breach of this provision shall be null and void ab initio.

                  4.2 Each Restricted Holder covenants and agrees that, prior to the effectiveness of the Registration Statement, it will not "sell short" (as such term is commonly understood in the brokerage industry) any Paired Shares, whether "against the box" or otherwise.

                                    SECTION 5


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                                 PAYMENT RIGHTS

                  On the Settlement Date, Starwood Lodging shall pay to Stock Purchaser in cash or other immediately available funds an amount equal to the amount, if any, by which the Lock Price exceeds the Market Price as of the Settlement Date, multiplied by the number of Paired Shares delivered by Starwood Lodging to Stock Purchaser hereunder. Stock Purchaser's right to receive the payments from Starwood Lodging described in this section are referred to herein as the "Payment Rights." Pursuant to a written instrument a copy of which is delivered to Starwood Lodging promptly following its execution by Stock Purchaser, Stock Purchaser may distribute to its partners or their shareholders or assign to any other Person all or any portion of the Payment Rights either together with or separately from the Paired Shares delivered hereunder.

                                   SECTION 6
                         REPRESENTATIONS AND WARRANTIES

                  6.1 Stock Purchaser represents and warrants to Starwood Lodging as follows:

                  (a) Stock Purchaser has the power and authority to enter into this Agreement and the Registration Rights Agreement and to perform its obligations hereunder and thereunder. The execution and delivery hereof and thereof and the performance by Stock Purchaser of its obligations hereunder and thereunder will not violate or constitute an event of default under any material term or material provision of any agreement, document, instrument, judgment, order or decree to which Stock Purchaser is a party or by which it is bound, or violate any law, rule or regulation the violation of which would have a material adverse effect upon the principal benefits intended to be provided under this Agreement or the Registration Rights Agreement.

                  (b) The individuals executing this Agreement and the Registration Rights Agreement on behalf of Stock Purchaser have the legal power, right and actual authority to bind Stock Purchaser to the terms and conditions hereof and thereof. Each of this Agreement and the Registration Rights Agreement is a valid and binding obligation of Stock Purchaser, enforceable in accordance with its terms, except as the same may be affected by bankruptcy, insolvency, moratorium or similar laws, or by legal or equitable principles relating to or limiting the rights of contracting parties generally.

                  (c) Stock Purchaser is acquiring the Subject Shares to be issued to it for investment, solely for the account of itself, on behalf of its partners and Persons who are stockholders of such partners, or on behalf of certain Persons each of whom is both an Affiliate of a partner of Stock Purchaser and a creditor of Stock Purchaser (collectively, such partners and other Persons the "Stock Purchaser Affiliates"). Neither Stock Purchaser nor any of the Affiliates of Stock Purchaser is acquiring Subject Shares with a view to or for sale in connection with any distribution of such Subject Shares in violation of applicable securities laws.

                  (d) Stock Purchaser and each of the Stock Purchaser Affiliates is an Accredited Investor.

                  (e) Stock Purchaser has obtained and reviewed the Starwood Lodging Disclosure and the SEC Documents that have been filed with the SEC through the date hereof.

                  6.2 By its execution of its Joinder Agreement, each Restricted Holder other than Stock Purchaser shall be deemed to have represented and warranted to Starwood, as of


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the date of its delivery of such Joinder Agreement, as follows:

                  (a) Such Restricted Holder has the power and authority to enter into this Agreement, the Registration Rights Agreement and its Joinder Agreement and to perform its obligations hereunder and thereunder. The execution and delivery hereof and thereof and the performance by such Restricted Holder of its obligations hereunder and thereunder will not violate or constitute an event of default under any material term or material provision of any agreement, document, instrument, judgment, order or decree to which such Restricted Holder is a party or by which it is bound, or violate any law, rule or regulation the violation of which would have a material adverse effect upon the principal benefits intended to be provided under this Agreement or the Registration Rights Agreement.

                  (b) The individuals executing this Agreement, the Registration Rights Agreement and its Joinder Agreement on behalf of such Restricted Holder have the legal power, right and actual authority to bind such Restricted Holder to the terms and conditions hereof and thereof. Each of this Agreement, the Registration Rights Agreement and its Joinder Agreement is a valid and binding obligation of such Restricted Holder, enforceable in accordance with its terms, except as the same may be affected by bankruptcy, insolvency, moratorium or similar laws, or by legal or equitable principles relating to or limiting the rights of contracting parties generally.

                  (c) Such Restricted Holder is acquiring the Subject Shares Transferred or to be Transferred to it for investment, solely for the account of itself and not with a view to or for sale in connection with any distribution of such Subject Shares in violation of applicable securities laws; provided, however, that if such Restricted Holder is Stock Purchaser Affiliate, such Restricted Holder may acquire the Subject Shares on behalf of Persons who are stockholders of such Restricted Holder if each of such Persons is an Accredited Investor.

                  (d) Such Restricted Holder is an Accredited Investor.

                  (e) Such Restricted Holder has had the opportunity, prior to making the determination to acquire any Subject Shares, to obtain and review the Starwood Lodging Disclosure and the SEC Documents that have been filed with the SEC through the date of the execution of such Restricted Holder's Joinder Agreement.

                  6.3 The Trust hereby represents and warrants to Stock Purchaser as follows:

                  (a) The Trust has the power and authority to enter into this Agreement and the Registration Rights Agreement and to consummate the transactions herein contemplated; neither the execution and delivery of this Agreement or the Registration Rights Agreement by the Trust, nor the performance by the Trust of the Trust's obligations hereunder or thereunder will violate or constitute an event of default under any material terms or material provisions of any agreement, document, instrument, judgment, order or decree to which the Trust is a party or by which the Trust is bound, or violate any law, rule or regulation the violation of which would have a material adverse effect upon the principal benefits intended to be provided under this Agreement or the Registration Rights Agreement.

                  (b) The individuals executing this Agreement and the Registration Rights Agreement and the documents referenced herein on behalf of the Trust have the legal power, right and actual authority to bind the Trust to the terms and conditions hereof. This Agreement and the Registration Rights Agreement is a valid and binding obligation of Trust, enforceable in accordance with its terms, except as the same may be affected by bankruptcy, insolvency,



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moratorium or similar laws, or by legal or equitable principles relating to or limiting the rights of contracting parties generally.

                  (c) All Paired Shares to be delivered in accordance with
Section 2.1 hereof will, when so issued, be duly authorized, validly issued, fully paid and nonassessable and free of preemptive rights and will be paired with each other in the same ratio as all other shares are paired with each other pursuant to the Pairing Agreement.

                  (d) The Trust has filed all of the SEC Documents. As of their respective dates, the SEC Documents complied in all material respects with the requirements of applicable law, and, at the respective times they were filed, none of the SEC Documents contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. The consolidated financial statements (including, in each case, any notes thereto) of the Trust included in the SEC Documents complied as to form in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto as of their respective dates of filing, were prepared in accordance with generally accepted accounting principles (except, in the case of the unaudited statements, as permitted by Regulation S-X of the SEC) applied on a consistent basis during the periods involved (except as may be indicated therein or in the notes thereto) and fairly presented the consolidated financial position of the Trust and its consolidated subsidiaries as of the respective dates thereof and the consolidated results of their operations and their consolidated cash flows for the periods then ended (subject, in the case of unaudited statements, to normal year-end audit adjustments and to any other adjustments described therein). Except as disclosed in the SEC Documents or as required by generally accepted accounting principles, the Trust has not, since December 31, 1996, made any change in the accounting practices or policies applied in the preparation of their financial statements.

                  (e) Except as disclosed in the SEC Documents or the Starwood Lodging Disclosure, since December 31, 1996 and through the date hereof, (i) there have not been any events, changes or developments that, individually or in the aggregate, have had or would reasonably be expected to have, a material adverse change in or effect on the financial condition, properties, business, results of operations or prospects of the Trust and its subsidiaries taken as a whole, or (ii) there has not been any split, combination or reclassification of any of the capital stock or units of the Trust or its operating partnership or any issuance or the authorization of any issuance of any other securities in respect of, in lieu of, or in substitution for shares of such capital stock.

                  (f) Except as set forth in the SEC Documents or the Starwood Lodging Disclosure or in a separate writing provided to Stock Purchaser on or before the date hereof, as of the date hereof: there are no outstanding orders, judgments, injunctions, awards or decrees of any governmental entity against or involving the Trust or any of its subsidiaries, or against or involving any of the directors, officers or employees of the Trust or any of its subsidiaries, as such, or any of its or their properties, assets or business that, individually or in the aggregate, have had, or would reasonably be expected to have, a material adverse change in or effect on the financial condition, properties, business, results of operations or prospects of the Trust and its subsidiaries taken as a whole; and there are no actions, suits or claims or legal, administrative or arbitrative proceedings or investigations pending or, to the knowledge of the Trust, threatened against or involving the Trust or any of its subsidiaries or any of their directors, officers or employees, as such, or any of its or their properties, assets or business that, individually or in the aggregate, have had, or would reasonably be expected to have, a material adverse change in or effect on the financial condition, properties, business, results of operations or prospects of the Trust and its subsidiaries taken as a whole. As of the date hereof, there are no actions, suits or other litigation, legal or administrative proceedings or governmental investigations pending or, to the knowledge of the Trust, threatened against or affecting the Trust or any of its subsidiaries or any of their officers, directors or employees, as such, or any of their properties, assets or business relating to the transactions contemplated by this Agreement and the Registration Rights Agreement.

         6.4 The Corporation hereby represents and warrants to Stock Purchaser as follows:

                  (a) The Corporation has the power and authority to enter into this Agreement and the Registration Rights Agreement and to consummate the transactions herein contemplated; neither the execution and delivery of this Agreement or the Registration Rights Agreement by the Corporation, nor the performance by the Corporation of the Corporation's obligations hereunder or thereunder will violate or constitute an event of default under any material terms or material provisions of any agreement, document, instrument, judgment, order or decree to which the Corporation is a party or by which the Corporation is bound, or violate any law, rule or regulation the violation of which would have a material adverse effect upon the principal benefits intended to be provided under this Agreement or the Registration Rights Agreement.

                  (b) The individuals executing this Agreement and the Registration Rights Agreement and the documents referenced herein on behalf of the Corporation have the legal power, right and actual authority to bind the Corporation to the terms and conditions hereof. This Agreement and the Registration Rights Agreement is a valid and binding obligation of Corporation, enforceable in accordance with its terms, except as the same may be affected by bankruptcy, insolvency, moratorium or similar laws, or by legal or equitable principles relating to or limiting the rights of contracting parties generally.

                  (c) All Paired Shares to be delivered in accordance with
Section 2.1 hereof will, when so issued, be duly authorized, validly issued, fully paid and nonassessable and free of preemptive rights and will be paired with each other in the same ratio as all other shares are paired with each other pursuant to the Pairing Agreement.

                  (d) The Corporation has filed all of the SEC Documents. As of their respective dates, the SEC Documents complied in all material respects with the requirements of applicable law, and, at the respective times they were filed, none of the SEC Documents contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. The consolidated financial statements (including, in each case, any notes thereto) of the Corporation included in the SEC Documents complied as to form in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto as of their respective dates of filing, were prepared in accordance with generally accepted accounting principles (except, in the case of the unaudited statements, as permitted by Regulation S-X of the SEC) applied on a consistent basis during the periods involved (except as may be indicated therein or in the notes thereto) and fairly presented the consolidated financial position of the Corporation and its consolidated subsidiaries as of the respective dates thereof and the consolidated results of their operations and their consolidated cash flows for the periods then ended (subject, in the case of unaudited statements, to normal year-end audit adjustments and to any other adjustments described therein). Except as disclosed in the SEC Documents or as required by generally accepted accounting principles, the Corporation has not, since December 31, 1996, made any change in the accounting practices or policies applied in the preparation of their financial statements.

                  (e) Except as disclosed in the SEC Documents or the Starwood Lodging

Disclosure, since December 31, 1996 and through the date hereof, (i) there have not been any events, changes or developments that, individually or in the aggregate, have had or would reasonably be expected to have, a material adverse change in or effect on the financial condition, properties, business, results of operations or prospects of the Corporation and its subsidiaries taken as a whole, or (ii) there has not been any split, combination or reclassification of any of the capital stock or units of the Corporation or its operating partnership or any issuance or the authorization of any issuance of any other securities in respect of, in lieu of, or in substitution for shares of such capital stock.

                  (f) Except as set forth in the SEC Documents or the Starwood Lodging Disclosure or in a separate writing provided to Stock Purchaser on or before the date hereof, as of the date hereof: there are no outstanding orders, judgments, injunctions, awards or decrees of any governmental entity against or involving the Corporation or any of its subsidiaries, or against or involving any of the directors, officers or employees of the Corporation or any of its subsidiaries, as such, or any of its or their properties, assets or business that, individually or in the aggregate, have had, or would reasonably be expected to have, a material adverse change in or effect on the financial condition, properties, business, results of operations or prospects of the Corporation and its subsidiaries taken as a whole; and there are no actions, suits or claims or legal, administrative or arbitrative proceedings or investigations pending or, to the knowledge of the Corporation, threatened against or involving the Corporation or any of its subsidiaries or any of their directors, officers or employees, as such, or any of its or their properties, assets or business that, individually or in the aggregate, have had, or would reasonably be expected to have, a material adverse change in or effect on the financial condition, properties, business, results of operations or prospects of the Corporation and its subsidiaries taken as a whole. As of the date hereof, there are no actions, suits or other litigation, legal or administrative proceedings or governmental investigations pending or, to the knowledge of the Corporation, threatened against or affecting the Corporation or any of its subsidiaries or any of their officers, directors or employees, as such, or any of their properties, assets or business relating to the transactions contemplated by this Agreement and the Registration Rights Agreement (other than those arising in connection with the Registration Statement or the performance by the Corporation of its obligations under the Registration Rights Agreement).

                                    SECTION 7
                                     NOTICES

                  7.1 Addresses. Except for the notices given pursuant to
Section 3, whenever any notice, demand or request is required or permitted hereunder, such notice, demand or request shall be made in writing and shall be
(a) sent via a nationally recognized overnight courier service fully prepaid,
(b) deposited in the United States by mail, registered or certified, return receipt requested, postage prepaid, or (c) sent via telefacsimile, provided that the original of such notice, demand or request shall also be sent via one of the methods described in (a) and (b) above, in each case to the addressees (and individuals) set forth below:

As to Stock Purchaser:

         c/o Al Anwa USA, Inc.
         1925 Century Park East, Suite 1900

         Los Angeles, CA 90067
         Attn: Mansor Dalaan
         Telefacsimile:  (310) 229-2927

         With a copy to Stock Purchaser's additional addressees:

         Morrison & Foerster LLP
         555 West Fifth Street, Suite 3500
         Los Angeles, CA  90013-1024
         Attn:  Thomas R. Fileti, Esq.
         Telefacsimile:  (213) 892-5454

         Gordon K. Eng, Esq.
         19191 South Vermont Avenue, Suite 420
         Torrance, California 90502
         Telefacsimile: (310) 207-1066

As to Starwood Lodging:

         Starwood Hotels & Resorts Trust
         2231 E. Camelback Rd., Suite 410
         Phoenix, AZ 85016
         Attn: Ronald C. Brown or Chief Financial Officer
         Telefacsimile:  (602) 852-0115

         Starwood Hotels & Resorts Worldwide, Inc.
         2231 E. Camelback Rd., Suite 400
         Phoenix, AZ 85016
         Attn:  Alan M. Schnaid or Vice President
         Telefacsimile:  (602)  852-0115

         With a copy to Starwood Lodging's additional addressees:

         Greenberg Traurig Hoffman Lipoff Rosen & Quentel
         153 East 53rd Street
         New York, NY 10022
         Attn:  Andrew E. Zobler, Esq.
         Telefacsimile:  (212) 223-7161

         Sidley & Austin
         555 West Fifth Street, Suite 4000
         Los Angeles, CA  90013
         Attn: Sherwin L. Samuels, Esq.
                  and Kenneth H. Levin, Esq.
         Telefacsimile: (213) 896-6600

If to any Restricted Holder other than Stock Purchaser: to the address and telefacsimile number set forth in such Restricted Holder's Joinder Agreement (or to any other address or telefacsimile number provided to Starwood Lodging in writing pursuant to a notice given by such Restricted Holder pursuant to this
Section 7.1).

                  7.2 Receipt of Notices. Any notice, demand or request that shall be delivered to Starwood Lodging and its Additional Addressee in the manner aforesaid shall be deemed sufficiently given to and received by Starwood Lodging for all purposes hereunder, and any notice, demand or request that shall be delivered to Stock Purchaser and its Additional Addressee in the manner aforesaid shall be deemed sufficiently given to and received by Stock Purchaser for all purposes hereunder (i) the next business day following the day such notice, demand or request is delivered by a nationally recognized overnight courier service fully prepaid, to such party and its Additional Addressee, (ii) if sent via registered or certified mail, at the time of receipt by such party and its Additional Addressee, or (iii) if sent via telefacsimile, as of the date and time stated upon confirmation reports generated by the sending party's telefacsimile machine confirming the delivery of such notice, demand or request to such party and its Additional Addressee.

                  7.3 Refusal of Delivery. The inability to deliver any notice, demand or request because the individual to whom it is properly addressed in accordance with this Section 7 refused delivery thereof or no longer can be located at that address shall constitute delivery thereof to such individual.

                  7.4 Change of Address. Each party shall have the right from time to time to designate by written notice to the other parties hereto such other Person or Persons and such other place or places as said party may desire written notices to be delivered or sent in accordance herewith.

                                    SECTION 8
                               GENERAL PROVISIONS

                  8.1 Amendment. No provision of this Agreement or of any documents or instrument entered into, given or made pursuant to this Agreement may be amended, changed, waived, discharged or terminated except by an instrument in writing, signed by the party against whom enforcement of the amendment, change, waiver, discharge or termination is sought.

                  8.2 Time of Essence. All times provided for in this Agreement for the performance of any act will be strictly construed, time being of the essence.

                  8.3 Entire Agreement. This Agreement and other documents delivered pursuant to this Agreement set forth the entire agreement and understanding of the parties in respect of the transactions contemplated by this Agreement, and supersede all prior agreements, arrangements and understandings relating to the subject matter hereof and thereof. No representation, promise, inducement or statement of intention with respect to the subject matter hereof has been made by Stock Purchaser or Starwood Lodging which is not embodied in this Agreement, and neither Starwood Lodging nor Stock Purchaser shall be bound by or liable for any alleged representations, promise, inducement or statement of intention not therein so set forth.

                  8.4 No Waiver. No failure of any party to exercise any power given such party hereunder or to insist upon strict compliance by the other party with its obligations hereunder shall constitute a waiver of any party's right to demand strict compliance with the terms of this Agreement.

                  8.5 Counterparts. This Agreement, any document or instrument entered into, given or made pursuant to this Agreement or authorized hereby, and any amendment or supplement thereto may be executed in two or more counterparts, and, when so executed, will have the same force and effect as though all signatures appeared on a single document. Any signature page of this Agreement or of such an amendment, supplement, document or instrument may be detached from any counterpart without impairing the legal effect of any signatures thereon, and may be attached to another counterpart identical in form thereto but having attached to it one or more additional signature pages.

                  8.6 Costs and Attorneys' Fees. If any legal action or any arbitration or other proceeding is brought for the enforcement of this Agreement or because of an alleged dispute, default, or misrepresentation in connection with any of the provisions of this Agreement the successful or prevailing party shall be entitled to recover reasonable attorneys' fees, charges and other costs incurred in that action or proceeding, in addition to any other relief to which it may be entitled.

                  8.7 Payments; Interests. Except as otherwise provided herein, payment of all amounts required by the terms of this Agreement shall be made in the United States and in immediately available funds of the United States of America which, at the time of payment, is accepted for the payment of all public and private obligations and debts. If any payment due under this Agreement is not paid when due, it shall thereafter bear interest at a variable rate equal to the rate announced from time to time by Citibank, N.A. as its prime or reference rate, plus five percent (5%) per annum, but in no event more than the maximum rate, if any, allowed by law to be charged by the party receiving the interest on such type of indebtedness.

                  8.8 Parties in Interest. The rights and obligations of the parties hereto shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors, heirs and the legal representatives of their respective estates. However, none of Stock Purchaser's rights under this Agreement shall be assignable except (i) in the case of the Payment Rights, as provided in Section 5 hereof, and (ii) in the case of all other rights of Stock Purchaser or another Restricted Holder, to a transferee of Subject Shares in a transaction not constituting an Open Market Sale if such transferee delivers a Joinder Agreement in compliance with Section 4 hereof. Nothing in this Agreement is intended to confer any right or remedy under this Agreement on any Person other than the parties to this Agreement and their respective successors and assigns, or to relieve or discharge the obligation or liability of any Person to any party to this Agreement or to give any Person any right of subrogation or action over or against any party to this Agreement.

                  8.9 Applicable Law. This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of New York without giving effect to the conflict-of-law rules and principles of that state.

                  8.10 Incorporation of Recitals. The recitals of this Agreement are incorporated into and made a part of this Agreement.

                  8.11 Construction of Agreement. The language in all parts of this Agreement shall be in all cases construed simply according to its fair meaning and not strictly for or against any of the parties hereto. Headings at the beginning of sections of this Agreement are solely for the convenience of the parties and are not a part of this Agreement. When required by the context, whenever the singular number is used in this Agreement, the same shall include the plural, and the plural shall include the singular, the masculine gender shall include the feminine and neuter genders, and vice versa. As used in this Agreement, the term "Stock Purchaser" shall include the respective permitted successors and assigns of Stock Purchaser, and the term "Starwood Lodging" shall include the permitted successors and assigns of Starwood Lodging, if any.

                  8.12 Severability. If any term or provision of this Agreement is determined to be illegal, unconscionable or unenforceable, all of the other terms, provisions and sections hereof will nevertheless remain effective and be in force to the fullest extent permitted by law.

                  8.13 Further Assurances. Starwood Lodging and Stock Purchaser agree to execute upon the request of the other party such instruments and take such actions as may be reasonably necessary to carry out the provisions of this Agreement provided that no material additional cost or liability shall incurred thereby by the party of whom such request is made.

                  8.14 Starwood Hotels & Resorts Trust. The parties hereto understand and agree that the name "Starwood Hotels & Resorts Trust" is a designation of the Trust and its trustees (as trustees but not personally) under the Trust's Declaration of Trust, and all persons dealing with the Trust shall look solely to the Trust's assets for the enforcement of any claims against the Trust, and that the Trustees, officers, agents and security holders of the Trust assume no personal liability for obligations entered into on behalf of the Trust, and their respective individual assets shall not be subject to the claims of any person relating to such obligations.

                  IN WITNESS WHEREOF, Starwood Lodging and Stock Purchaser have caused this Agreement to be executed as of the day and year first above written.

                        "Stock Purchaser"

                        SAVANAH LIMITED PARTNERSHIP,
                        a District of Columbia limited partnership

                        By:      ASPEN ENTERPRISES INTERNATIONAL, INC.,
                                 a Colorado corporation, its General Partner

                                 By:    /s/ Mansor Dalaan
                                        -----------------------------
                                        Mansor Dalaan
                                        President

                        "Starwood Lodging"

                        STARWOOD HOTELS & RESORTS TRUST,
                        a Maryland real estate investment trust

                        By:  /s/ Steven R. Goldman
                             ----------------------------------------
                             Steven R. Goldman
                             Senior Vice President

                        STARWOOD HOTELS & RESORTS WORLDWIDE, INC., a Maryland corporation

                        By:  /s/ Nir E. Margalit
                             ----------------------------------------
                             Nir E. Margalit
                             Secretary

                                                                    ATTACHMENT A

                                                              to Stock Agreement

                              AGREEMENT TO BE BOUND
                             BY THE STOCK AGREEMENT
                               (JOINDER AGREEMENT)

                  The undersigned, being the transferee or the intended transferee of ______________ Paired Shares (the "Subject Shares") of Starwood Hotels & Resorts Trust, a Maryland real estate investment trust, and Starwood Hotels & Resorts Worldwide, Inc., a Maryland corporation (together, the "Company"), as a condition to the transfer to and acquisition by the undersigned of such Subject Shares, acknowledges that certain sales or other transfers of such Subject Shares are governed by the Stock Agreement (the "Stock Agreement"), dated as of January 15, 1998, initially among the Company and Savanah Limited Partnership, a District of Columbia limited partnership , and the undersigned hereby (1) acknowledges receipt of a copy of the Stock Agreement, and (2) agrees to be bound as a "Restricted Holder" by the terms of the Stock Agreement, as the same has been or may be amended from time to time (including without limitation the representations and warranties of the undersigned set forth therein that will be deemed made by virtue hereof).

                  The undersigned is hereby advised that the Subject Shares have not been registered under the Securities Act of 1933 and in such event cannot be resold unless they are registered under said act or unless an exemption from registration under said act is available.

                  The following is the undersigned's representative and such representative's address, telephone number and fax number for all purposes under the Stock Agreement:

                           ---------------------------------

                           ---------------------------------

                           ---------------------------------


                  Agreed to this ____ day of __________, ______.

                                       ---------------------------------

                                       By:
                                            -------------------------

                                       Its:
                                            -------------------------

                          REGISTRATION RIGHTS AGREEMENT


                  THIS REGISTRATION RIGHTS AGREEMENT (this "Agreement") dated as of January 15, 1998 among STARWOOD HOTELS & RESORTS TRUST, a Maryland real estate investment trust (the "Trust"), STARWOOD HOTELS & RESORTS WORLDWIDE, INC., a Maryland corporation (the "Corporation" and, together with the Trust, the "Company"), and SAVANAH LIMITED PARTNERSHIP, a District of Columbia limited partnership ("Shareholder").

                                    RECITALS

                  WHEREAS, pursuant to a Stock Agreement of even date herewith and by and among the parties hereto (the "Stock Agreement"), the Company is issuing and delivering to Shareholder certain Paired Shares; and

                  WHEREAS, the Stock Agreement provides that if such Paired Shares are Unregistered Shares, the Company shall effect the registration of such Paired Shares under the Securities Act; and

                  WHEREAS, the parties desire to set forth their rights and obligations with respect to such registration and certain other matters;

                  NOW, THEREFORE, the parties hereto agree as follows:

1. Definitions. Each capitalized term used in this Agreement but not defined herein shall have the meaning ascribed to such term in the Stock Agreement; and as used in this Agreement the following terms shall have the following meanings:

                  "Commission" means the Securities and Exchange Commission.

                  "Exchange Act" means the Securities Exchange Act of 1934, as amended.

                  "Holder Information" means, with respect to a Selling Holder,
(i) such information regarding such Selling Holder as is required by Section 507 of Regulation S-K promulgated by the Commission under the Securities Act, (ii) information as to whether (and if so, in what manner) the intended method of disposition of such Holder's Registrable Shares differs from the Plan of Distribution, and (iii) any such additional information as may be required to be included in the Registration Statement by a Selling Holder; in each case as shall be required to effect the registration of such Registrable Shares pursuant to the Registration Statement, the disclosures required in the Prospectus with respect thereto and the offer and Transfer of such Registrable Shares pursuant to the Prospectus.

                  "Holders" means (i) Shareholder, and (ii) any other Person who acquires any of the Registrable Shares from Shareholder or another Holder if
(a) the Transferor and such Person shall have delivered to the Company a written notice of such Transfer setting forth the name of such Person, and (b) such Person shall have executed and delivered to the Company a properly completed Joinder Agreement; in each case at such times as such Persons shall own Registrable Shares.

                  "ITT Closing" means the consummation of the acquisition of ITT Corporation by the Company.

                  "ITT Termination" means the issuance by the Company of a press release stating that the Company will not consummate the acquisition of ITT Corporation.

                  "Joinder Agreement" means an agreement to be bound by this Agreement in the form of Annex A hereto.

                  "Paired Shares" means (i) "paired shares" (as such term is defined in the Purchase and Sale Agreement), and (ii) shares of capital stock of the Trust or the Corporation issued by the Trust or the Corporation in respect of or in exchange for paired shares in connection with any stock dividend or distribution, stock split-up, recapitalization, recombination or exchange by the Trust or the Corporation generally of such paired shares.

                  "Person" means any individual, corporation, partnership, joint venture, association, joint-stock company, limited liability company, trust, unincorporated organization or other entity, or government or other agency or political subdivision thereof.

                  "Proposed Plan of Distribution" means a draft of the portion of the Registration Statement that describes the intended methods of disposition of the Registrable Shares by the Selling Holders.

                  "Prospectus" means, with respect to the Registration Statement and each amendment thereto, the form of prospectus included therein.

                  "Registrable Shares" means, as of any date of determination,
(i) the Paired Shares that are Unregistered Shares and that constitute the Subject Shares; (ii) any shares or other securities issued as (or issuable upon the conversion or exercise of any warrant, right or other security which is issued as) a dividend or other distribution with respect to, or in exchange by the Trust or the Corporation generally for, or in replacement by the Trust or the Corporation generally of, such Paired Shares; and (iii) any securities issued in exchange for such Paired Shares in any merger or reorganization of the Company; in each case that continue to be owned by a Holder on such date of determination.

                  "Registration Statement" means a registration statement on Form S-3, as amended from time to time, registering the offer and sale by the Selling Holders of such Selling Holders' Registrable Shares included therein for offer and Transfer on a delayed or continuous basis pursuant to Rule 415 under the Securities Act.

                   "Required Effectiveness Date" means the later of (i) the 30th day after the Closing Date, or (ii) the earliest of:

                  (a)    The 30th day after the date of the ITT Closing;

                  (b)    The 30th day after the date of the ITT Termination; and

                  (c) If neither the ITT Closing nor the ITT Termination has occurred prior to April 1, 1998, the 30th day after a demand for registration is made by notice given by Shareholder to the Company on or after April 1, 1998;

provided, however, that in the event that, following the initial filing of the Registration Statement, the Company is advised by the Commission that the Registration Statement will be reviewed, each of the time periods set forth above shall be extended for 20 days.

                  "Securities Act" shall mean the Securities Act of 1933, as amended.

                  "Selling Holders" means

                  (a) each Holder (i) who complies with Sections 3.1.1 hereof,
(ii) who holds not less than 100,000 Subject Shares at the both at the time such notice is given and the date the Registration Statement is declared effective (or such lesser number as the Company, in its sole and absolute discretion, shall determine for such Holder), and (iii) whose Registrable Shares are included in the Registration Statement; and

                  (b) each Transferee of such a Holder who (x) provides such Transferee's Holder Information promptly after its acquisition of Subject Shares and prior to the Company's request for acceleration of the Registration Statement, and (y) satisfies the conditions set forth in clauses (ii) and (iii) above.

                  "Transfer" means the act of selling, giving, transferring, creating a trust (voting or otherwise), assigning or otherwise disposing of (other than pledging, hypothecating or otherwise transferring as security) (and correlative words shall have correlative meanings).

                  "Transferee" means a Person to whom Registerable Shares are Transferred.

                  "Violation" shall have the meaning set forth in Section 5.1 hereof.

2.       Registration Obligations of the Company.  The Company shall:

                  2.1 File the Registration Statement with the Commission not later than 15 days prior to the Required Effectiveness Date (determined without reference to the proviso included in the definition of such term) and thereafter use its best efforts to cause the Registration Statement to be declared effective on the Required Effectiveness Date.

                  2.2 Furnish to the Shareholder a copy of the Registration Statement for its review and comment not later than concurrently with the filing of the Registration Statement with the Commission.

                  2.3 The Company shall give notice to the Shareholder of the expected effectiveness of the Registration Statement no later than the date acceleration of such effectiveness is requested of the Commission; provided, however, that in no event shall the Company have any liability for any failure to give such notice.

                  2.4 Include in the Registration Statement the number of each Holder's Registrable Shares for each Holder as shall be specified for such Holder pursuant to Section 3.1 hereof.

                  2.5 Use its best efforts to keep the Registration Statement effective until the earlier of (i) one year after the Closing Date, or (ii) such date as of which all the Selling Holders have completed the distribution or other disposition of the Registrable Shares registered under the Registration Statement. If the Registration Statement is terminated pursuant to clause (i) above, the Company shall timely file with the Commission all reports and other information required to enable all holders of Registrable Shares to Transfer such shares pursuant to Rule 144 promulgated by the Commission under the Exchange Act, as amended.

                  2.6 During the effectiveness of the Registration Statement, upon notice to the Company by a Selling Holder of a Transfer of Registrable Shares pursuant to the Registration

Statement and receipt (i) by the Company of a certificate from such Selling Holder in the form of Annex B attached hereto, and (ii) by counsel for the Company of a certificate from such Selling Holder in the form of Annex C attached hereto, in each case representing that such Registrable Shares were offered and have been Transferred by such Selling Holder in a manner consistent with the description set under the caption "Plan of Distribution" in the Prospectus, the Company shall use its best efforts to cause such Registrable Shares to be reissued as soon as practicable (and not later than three Business Days following receipt by the Company and such counsel of such certificates) in the name of the transferee free of any restrictive legend under the Securities Act and to take all such actions as may be reasonably required to cause its transfer agent to comply with the undertakings set forth in this section.

                  2.7 Use its best efforts to amend the Registration Statement or supplement the Prospectus so that they will remain current and in compliance with the requirements of the Securities Act for the period specified in Section
2.4 hereof, and use its best efforts to give the Selling Holders notice of the happening of any event or development as a result of which the Registration Statement or Prospectus may contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements made therein not misleading. In the event that any Registrable Shares included in the Registration Statement remain unsold at the end of the period during which the Company is obligated to use its best efforts to maintain the effectiveness of the Registration Statement, the Company may file a post-effective amendment to the Registration Statement for the purpose of de-registering such unsold Registrable Shares.

                  2.8 Furnish to each Selling Holder, without charge, such numbers of copies of the Registration Statement, any pre-effective or post-effective amendment thereto, the final Prospectus, and any amendments or supplements thereto, in each case in conformity with the requirements of the Securities Act, and such other related documents, as each Selling Holder may reasonably request in order to facilitate the Transfer of the Registrable Shares owned by such Selling Holder.

                  2.9 Use its best efforts to register and qualify the Registrable Shares covered by the Registration Statement under such securities laws of such states or jurisdictions as shall be reasonably requested by the Selling Holders; provided, however, that neither the Trust nor the Corporation shall be required in connection therewith or as a condition thereto to qualify to do business or to file a general consent to service of process in any such states or jurisdictions.

                  2.10 Promptly notify each Selling Holder of any stop order issued or threatened to be issued by the Commission or any of the jurisdictions referred to in Section 2.9 hereof in connection with the Registration Statement (and use its best efforts to prevent the entry of such stop order or to remove it if entered as promptly as practicable).

                  2.11 Use its best efforts to cause the Registrable Shares covered by the Registration Statement, if the Paired Shares are then listed on a securities exchange or included for quotation in a recognized trading market, to continue to be so listed or included.

3.       The Holders' Obligations.

         3.1 The obligations of the Company under Section 2 with respect to each Holder are subject to the satisfaction of each of the following conditions:

                           3.1.1 Not later than 10 days after the later of (i) the date hereof, or (ii) the date on which the Company delivers the Proposed Plan of Distribution to the Shareholder

         (or such later date as the Company, in its sole and absolute discretion, shall determine), such Holder shall furnish all of its Holder Information to the Company, if such Holder Information discloses that such Holder holds not less than 100,000 Subject Shares (or such lesser number as the Company, in its sole and absolute discretion, shall determine for such Holder).

                           3.1.2 Prior to the effectiveness of the Registration Statement, such Holder shall furnish to the Company by a notice such amendments and supplements to its Holder Information provided pursuant to Section 3.1.1 hereof as may be necessary in order to assure that the Holder Information included in the Registration Statement for each Selling Holder does not include a misstatement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading.

                           3.1.3 Such Holder shall cooperate with the Company in the preparation of the Registration Statement in the manner and to the extent reasonably requested by the Company, including accurately and fully completing, executing and delivering to the Company such documents as the Company may reasonably request in order to permit the Company to obtain the Holder Information or to otherwise comply with all applicable laws or to obtain acceleration of the effectiveness of the Registration Statement.

                           3.1.4 Such Holder shall not have breached any of its obligations to the Company set forth in this Section 3.1 or in Sections 3 or 4 of the Stock Agreement; provided, however, that if such breach is one that is capable of being cured and is actually cured by such Holder in all material respects, the obligations of the Company to such Holder that arises, or which the Company is obligated to perform in whole or in part, after such cure shall be reinstated on the terms and subject to the conditions set forth herein. A Transferee of Subject Shares who is otherwise entitled to have such shares included in the Registration Statement shall be deemed not have breached its obligation to provide its Holder Information to the Company if it provides such information promptly after its acquisition of such shares and prior to the Company's request for acceleration of the Registration Statement

                           3.1.5 Such Holder shall not have made any material misrepresentation pursuant to Section 6 of the Stock Agreement.

                  3.2 No action taken or omitted to be taken by or on behalf of any Holder shall adversely affect the rights of any other Holder hereunder.

                  3.3 After the effectiveness of the Registration Statement, each Selling Holder (and each transferee thereof) shall furnish to the Company by a notice such amendments and supplements to its Holder Information provided pursuant to Section 3.1 hereof as may be necessary in order to assure that the Holder Information included in the Registration Statement for such Holder does not include a misstatement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading.

4. Expenses of Registration. The Company shall pay all expenses incurred in connection with the registration, filing and qualification of the Registrable Shares, including all registration, filing and NASD or securities exchange fees; all fees and expenses of complying with securities or blue sky laws; all word processing, duplicating and printing expenses; and the fees and disbursements of counsel and accountants for the Company; but excluding all discounts, commissions or fees of selling brokers or similar securities industry professionals and all fees and expenses of counsel and accountants for the Selling Holders.

5.       Indemnification; Contribution.

                  5.1 To the extent permitted by applicable law, the Company shall indemnify and hold harmless each Selling Holder; each Person, if any, who controls such Selling Holder within the meaning of the Securities Act; and each officer, director, partner and employee of such Selling Holder and such controlling Person; against any and all losses, claims, damages, liabilities and expenses incurred by such party pursuant to any actual or threatened action, suit, proceeding or investigation, or to which any of the foregoing Persons may become subject under the Securities Act, to the extent such losses, claims, damages, liabilities and expenses arise out of or are based upon any of the following (collectively a "Violation"):

                           5.1.1 Any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, including any final Prospectus, or any amendments or supplements thereto;

                           5.1.2 The omission or alleged omission to state therein a material fact required to be stated therein, or necessary to make the statements therein not misleading; or

                           5.1.3 Any violation or alleged violation by the Company of the Securities Act, the Exchange Act or any applicable state securities law;

provided, however, that the indemnification required by this Section 5.1 shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or expense if such settlement is effected without the consent of the Company (which consent shall not be unreasonably withheld or delayed), nor shall the Company be liable in any such case for any such loss, claim, damage, liability or expense incurred by a Selling Holder (or any Person, if any, who controls such Selling Holder within the meaning of the Securities Act, or any officer, director, partner and employee of such Selling Holder and such controlling Person) to the extent that it arises out of or is based upon a Violation which occurs in reliance upon and in conformity with the Holder Information or other information furnished to the Company by or on behalf of such Selling Holder expressly for use in connection with the Registration Statement.

                  5.2 To the extent permitted by applicable law, each Selling Holder shall indemnify and hold harmless the Company; each of its directors, each of its officers who shall have signed the Registration Statement; each Person, if any, who controls the Company within the meaning of the Securities Act; any other Selling Holder, any controlling Person of any such other Selling Holder and each officer, director, partner, and employee of such other Selling Holder and such controlling Person; against any and all losses, claims, damages, liabilities and expenses, incurred by such party pursuant to any actual or threatened action, suit, proceeding or investigation, or to which any of the foregoing Persons may otherwise become subject under the Securities Act, to the extent such losses, claims, damages, liabilities and expenses arise out of or are based upon any Violation, in each case to the extent (and only to the extent) that such Violation occurs in reliance upon and in conformity with the Holder Information or other information furnished to the Company by or on behalf of that Selling Holder expressly for use in connection with the Registration Statement.

                  5.3 Promptly after receipt by an indemnified party under this
Section 5 of notice of the commencement of any action, suit, proceeding, investigation or threat thereof made in writing for which such indemnified party may make a claim under this Section 5, such indemnified party shall deliver to the indemnifying party a written notice of the commencement thereof and the indemnifying party shall have the right to participate in, and, to the extent the indemnifying party so desires, jointly with any other indemnifying party similarly noticed, to assume the defense thereof with counsel mutually satisfactory to the parties. The failure of an Indemnified Party to deliver written notice to the indemnifying party within a reasonable time following the commencement of any such action shall not relieve such indemnifying party of any liability to the indemnified party under this Section 5 unless such failure is prejudicial to such indemnifying party's ability to defend such action. Any fees and expenses incurred by the indemnified party (including any fees and expenses incurred in connection with investigating or preparing to defend such action or proceeding) shall be paid to the indemnified party, as incurred, within 30 days of written notice thereof to the indemnifying party (regardless of whether it is ultimately determined that an indemnified party is not entitled to indemnification hereunder). Any such indemnified party shall have the right to employ separate counsel in any such action, claim or proceeding and to participate in the defense thereof, but the fees and expenses of such counsel shall be the expenses of such indemnified party unless (i) the indemnifying party has agreed to pay such fees and expenses, or (ii) the indemnifying party shall have failed to promptly assume the defense of such action, claim or proceeding, or (iii) the named parties to any such action, claim or proceeding (including any impleaded parties) include both such indemnified party and the indemnifying party, and such indemnified party shall have been advised by counsel that there may be one or more legal defenses available to it which are different from or in addition to those available to the indemnifying party and that the assertion of such defenses would create a conflict of interest such that counsel employed by the indemnifying party could not faithfully represent the indemnified party (in which case, if such indemnified party notifies the indemnifying party in writing that it elects to employ separate counsel at the expense of the indemnifying party, the indemnifying party shall not have the right to assume the defense of such action, claim or proceeding on behalf of such indemnified party, it being understood, however, that the indemnifying party shall not, in connection with any one such action, claim or proceeding or separate but substantially similar or related actions, claims or proceedings in the same jurisdiction arising out of the same general allegations or circumstances, be liable for the reasonable fees and expenses of more than one separate firm of attorneys (together with appropriate local counsel) at any time for all such indemnified parties, unless in the reasonable judgment of such indemnified party a conflict of interest would exist between such indemnified party and any other of such indemnified parties with respect to such action, claim or proceeding, in which event the indemnifying party shall be obligated to pay the fees and expenses of such additional counsel or counsels). No indemnifying party shall be liable to an indemnified party for any settlement of any action, proceeding or claim without the written consent of the indemnifying party, which consent shall not be unreasonably withheld or delayed.

                  5.4 If the indemnification required by this Section 5 from the indemnifying party is determined by a court of competent jurisdiction to be unavailable to an indemnified party hereunder in respect of any losses, claims, damages, liabilities or expenses referred to in this Section 5:

                           5.4.1 The indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages, l abilities or expenses in such proportion as is appropriate to reflect the relative fault of the indemnifying party and indemnified parties in connection with the actions which resulted in such losses, claims, damages, liabilities or expenses, as well as any other relevant equitable considerations. The relative fault of such indemnifying party and indemnified parties shall be determined by reference to, among other things, whether any Violation has been committed by, or relates to information supplied by, such indemnifying party or indemnified parties, and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such Violation. The amount paid or payable by a party as a result of the losses, claims, damages, liabilities and expenses referred to above shall be deemed to include, subject to the limitations set forth in Section 5.1 and 5.2, any legal or other fees or expenses reasonably incurred by such party in connection with any investigation or proceeding.

                  5.4.2 The parties hereto agree that it would not be just and equitable if contribution pursuant to this Section 5.4 were determined by pro rata allocation or by any other method of allocation which does not take into account the equitable considerations referred to in Section 5.4.1. No Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who was not guilty of a fraudulent misrepresentation.

                  5.5 If indemnification is available under this Section 5, the indemnifying parties shall indemnify each indemnified party to the full extent provided in this Section 5 without regard to the relative fault of such indemnifying party or indemnified party or any other equitable consideration referred to in Section 5.4.

                  5.6 The obligations of the Company and the Selling Holders under this Section 5 shall survive the completion of any offering of Registrable Shares pursuant to the Registration Statement and any termination of this Agreement.

6.       Amendment, Modification and Waivers; Further Assurances.

                  6.1 This Agreement may be amended with the consent of the Company and the Company may take any action herein prohibited, or omit to perform any act herein required to be performed by it; in each case only if the Company shall have obtained the written consent of Holders holding more than 50% of the Registrable Shares. Such amendment, action or omission shall not require the consent of any other Holder. In addition, the Company may take any action herein prohibited, or omit to perform any act herein required to be performed by it, that affects the rights hereunder of a specific Holder with the written consent of such Holder.

                  6.2 No waiver of any terms or conditions of this Agreement shall operate as a waiver of any other breach of such terms and conditions or any other term or condition, nor shall any failure to enforce any provision hereof operate as a waiver of such provision or of any other provision hereof. No written waiver hereunder, unless it by its own terms explicitly provides to the contrary, shall be construed to effect a continuing waiver of the provisions being waived and no such waiver in any instance shall constitute a waiver in any other instance or for any other purpose or impair the right of the party against whom such waiver is claimed in all other instances or for all other purposes to require full compliance with such provision.

                  6.3 Each of the parties hereto shall execute all such further instruments and documents and take all such further action as any other party hereto may reasonably require in order to effectuate the terms and purposes of this Agreement.

7.       Miscellaneous.

                  7.1 Business Day. Whenever this Agreement requires that an action be taken or a notice be given on a date that would otherwise not be a Business Day, the time period for taking such action or giving such notice shall be extended to the first day thereafter that is a Business Day.

                  7.2 Governing Law. This agreement shall be governed by and construed in accordance with the laws of the state of New York, without giving regard to the conflict of laws principles thereof.

                  7.3 Notices. All notices, requests, demands, consents, approvals, designations and other deliveries and communications called for or contemplated by this Agreement shall be in writing and shall be given (i) in the case of Shareholder or the Company, to the address and in the manner set forth in Section 7 of the Stock Agreement, and
(ii) in the case of any Holder other than Shareholder, in the manner set forth in Section 7 of the Stock Agreement and to the address provided to the Company in such Holder's Joinder Agreement.

                  7.4 Entire Agreement; Integration. This Agreement, together with the Stock Agreement, supersedes all prior agreements between or among any of the parties hereto with respect to the subject matter contained herein and therein, and such agreements embody the entire understanding among the parties relating to such subject matter.

                  7.5 Section Headings. Section headings are for convenience of reference only and shall not affect the meaning of any provision of this Agreement.

                  7.6 Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be an original, and all of which shall together constitute one and the same instrument. All signatures need not be on the same counterpart.

                  7.7 Severability. If any provision of this Agreement shall be invalid or unenforceable, such invalidity or unenforceability shall not affect the validity and enforceability of the remaining provisions of this Agreement, unless the result thereof would be unreasonable, in which case the parties hereto shall negotiate in good faith as to appropriate amendments hereto.

                  7.8 Termination. This Agreement may be terminated at any time by a written instrument signed by the parties hereto. Unless sooner terminated in accordance with the preceding sentence, this Agreement (other than Section 5 hereof) shall terminate in its entirety on such date as there shall be no Registrable Shares.

                  7.9 Attorneys' Fees. In any action or proceeding brought to enforce any provision of this Agreement, or where any provision hereof is validly asserted as a defense, the successful party shall be entitled to recover reasonable attorneys' fees (including any fees incurred in any appeal) in addition to its costs and expenses and any other available remedy.

                  7.10 No Third Party Beneficiaries or Assignees. Nothing herein expressed or implied is intended to confer upon any person, other than the parties hereto or the Holders (to the extent expressly provided herein) any rights, remedies, obligations or liabilities under or by reason of this Agreement. Neither this Agreement not the rights or obligations hereunder may be assigned or otherwise transferred by any Holder except as permitted herein with respect to a Transfer of Registrable Shares.

                  7.11 Starwood Lodging Trust. The parties hereto understand and agree that the name "Starwood Lodging Trust" is a designation of the Trust and its trustees (as trustees but not personally) under the Trust's Declaration of Trust, and all persons dealing with the Trust shall look solely to the Trust's assets for the enforcement of any claims against the Trust, and that the Trustees, officers, agents and security holders of the Trust assume no personal liability for obligations entered into on behalf of the Trust, and their respective individual assets shall not be subject to the claims of any person relating to such obligations.

                  IN WITNESS WHEREOF, this Agreement has been duly executed by the parties hereto as of the date first written above.

"Shareholder"

SAVANAH LIMITED PARTNERSHIP,
a District of Columbia limited partnership


By:      ASPEN ENTERPRISES INTERNATIONAL, INC.,
         a Colorado corporation, its General Partner

         By:      /s/ Mansor Dalaan
                  ____________________________
                  Mansor Dalaan
                  President


STARWOOD HOTELS & RESORTS TRUST
a Maryland real estate investment trust


By:      /s/ Steven R. Goldman
         _____________________________
         Steven R. Goldman
         Senior Vice President


STARWOOD HOTELS & RESORTS WORLDWIDE, INC.
a Maryland corporation


By:      /s/ Nir E. Margalit
         _____________________________
         Nir E. Margalit
         Secretary

                                                                         ANNEX A

                                                                 to Registration
                                                                Rights Agreement


                              AGREEMENT TO BE BOUND
                      BY THE REGISTRATION RIGHTS AGREEMENT


                  The undersigned, being the transferee or the intended transferee of _________ Paired Shares (the "Registrable Shares") of Starwood Hotels & Resorts Trust, a Maryland real estate investment trust, and Starwood Hotels & Resorts Worldwide, Inc., a Maryland corporation (together, the "Company"), as a condition to the transfer to and acquisition by the undersigned of such Registrable Shares, acknowledges that matters pertaining to the sale and registration of such Registrable Shares are governed by the Registration Rights Agreement (the "Registration Rights Agreement"), dated as of January 15, 1998, initially among the Company and Savanah Limited Partnership, a District of Columbia limited partnership, and the undersigned hereby (1) acknowledges receipt of a copy of such agreement, and (2) agrees to be bound as a "Holder" by the terms of the Registration Rights Agreement, as the same has been or may be amended from time to time.

                  Agreed to this ____ day of __________, ____.


                                            ___________________________________

                                            By:      __________________________

                                            Its:     __________________________


                                            Address, telephone number and
                                            telecopy number for notices:

                                            ___________________________________

                                            ___________________________________

                                            ___________________________________

                                            ___________________________________

                                                                         ANNEX B

                                                                 to Registration
                                                                Rights Agreement


                         [Letterhead of Selling Holder]


                                                ____________, 199__

BY TELECOPIER

Starwood Hotels & Resorts Trust
2231 E. Camelback Road, Suite 410
Phoenix, Arizona  85016
Attention:  Ronald C. Brown or Chief Financial Officer

Starwood Hotels & Resorts Worldwide, Inc.
2231 E. Camelback Road, Suite 400
Phoenix, Arizona  85016
Attention:  Alan M. Schnaid or Vice President

                  Re:      Starwood Hotels & Resorts

Ladies and Gentlemen:

                  Reference is made to the prospectus (the "Prospectus") included in the Registration Statement on Form S-3 (Registration No. ___________) filed by Starwood Hotels & Resorts Trust (the "Trust") and Starwood Hotels & Resorts Worldwide, Inc. (the "Corporation" and, together with the Trust, the "Company") with the Securities and Exchange Commission on _________, 1998, under the Securities Act of 1933, as amended (the "Securities Act"), relating to the registration for resale by the shareholders named therein of certain shares of beneficial interest, par value $.01 per share, of the Trust, and shares of common stock, par value $.01 per share, of the Corporation (the "Paired Shares"), including _______ Paired Shares held by the undersigned.

                  ___________ of the Paired Shares held by the undersigned were offered for sale and have been sold by the undersigned in a manner consistent with the description set under the caption "Plan of Distribution" in the Prospectus. Thus, the undersigned requests that new certificates evidencing such Paired Shares be issued in the name of _________________________, the transferee, free of any restrictive legend under the Securities Act.

                                Very truly yours,

                     [Name and signature of Selling Holder]

                                                                         ANNEX C

                                                                 to Registration
                                                                Rights Agreement


                         [Letterhead of Selling Holder]


                                                ____________, 199__

BY TELECOPIER

Sidley & Austin
555 West Fifth Street
Los Angeles, California 90013
Attention: Sherwin L. Samuels, Esq.,
                  Kenneth H. Levin, Esq. and
                  James V. Robertson, Esq.

                  Re:      Starwood Hotels & Resorts

Ladies and Gentlemen:

                  Reference is made to the prospectus (the "Prospectus") included in the Registration Statement on Form S-3 (Registration No. ___________) filed by Starwood Hotels & Resorts Trust (the "Trust") and Starwood Hotels & Resorts Worldwide, Inc. (the "Corporation" and, together with the Trust, the "Company") with the Securities and Exchange Commission on _________, 1998, under the Securities Act of 1933, as amended (the "Securities Act"), relating to the registration for resale by the shareholders named therein of certain shares of beneficial interest, par value $.01 per share, of the Trust, and shares of common stock, par value $.01 per share, of the Corporation (the "Paired Shares"), including _______ Paired Shares held by the undersigned.

                  The undersigned understands that you have been requested by the Company to deliver an opinion to the Company's transfer agent that, upon the sale by the undersigned of the Paired Shares, certificates evidencing such shares may be issued to the transferee(s) without any restrictive legend under the Securities Act. For the purpose of facilitating the delivery by you of such opinion, the undersigned, hereby represents that _______ of the Paired Shares held by the undersigned were offered for sale and have been sold in a manner consistent with the description set under the caption "Plan of Distribution" in the Prospectus.

                  The undersigned understands that you will be relying on the foregoing representations in rendering your opinion, and the undersigned consents to such reliance.

                                Very truly yours,

                     [Name and signature of Selling Holder]